Exhibit 99.1

FOR IMMEDIATE RELEASE:

American Midstream Partners Announces Pricing of Common Unit Offering

DENVER, CO — December 11, 2013 — American Midstream Partners, LP (NYSE: AMID) (the “Partnership”) announced today that it has priced an underwritten public offering of 2,400,000 common units representing limited partner interests at $22.47 per common unit.  The offering is expected to close on December 17, 2013.  The Partnership also granted the underwriter a 30-day option to purchase up to 360,000 additional common units.

The Partnership intends to use the net proceeds from this offering to fund a portion of the $60 million purchase price for the previously announced acquisition of Blackwater Midstream Holdings LLC (the “Blackwater Acquisition”).  In the event the Blackwater Acquisition is not consummated, the Partnership will use the net proceeds of this offering to repay indebtedness under its credit facility and for general partnership purposes.  If the underwriter exercises its option to purchase additional common units, the Partnership intends to use all the net proceeds from the sale of additional common units to repay a portion of the outstanding borrowings under its credit facility.

Barclays acted as the sole book-running manager for the offering.  When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the underwriter by contacting:

Barclays
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Phone: (888) 603-5847
Email: barclaysprospectus@broadridge.com

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

The common units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  This offering is being made only by means of a prospectus supplement and an accompanying base prospectus.

About American Midstream Partners, LP

Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit www.AmericanMidstream.com.

Forward Looking Statements

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the common unit offering.  Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct.  In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus and accompanying prospectus supplement for the offering.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and accompanying prospectus supplement for the offering.  The statements herein speak only as of the date of this press release.  The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: American Midstream Partners, LP

American Midstream Partners, LP

Kyle Quackenbush, 720-457-6070

Director of Finance